Move, Inc. Announces the Appointment of Rachel Glaser as Chief Financial Officer

CAMPBELL, Calif., Dec. 28, 2011 /PRNewswire/ -- Move, Inc. (NASDAQ: MOVE), the leader in online real estate, today announces the appointment of Rachel Glaser as Chief Financial Officer, effective January 4, 2011.

(Photo: http://photos.prnewswire.com/prnh/20111228/LA27724)

(Logo: http://photos.prnewswire.com/prnh/20080213/MOVEINCLOGO)

Glaser brings 25 years of senior operations and financial experience to Move, most recently as chief operating officer and chief financial officer of MyLife.com. She previously held senior positions at Yahoo! Inc. and The Walt Disney Company. Glaser will oversee corporate finance, accounting and investor relations. She will report to Move's, chief executive officer, Steve Berkowitz and will be based at Move's corporate headquarters in Campbell, CA.

"We were impressed with Rachel's experience in leading financial transformations. She truly understands the complexities of both traditional and online businesses," said Steve Berkowitz, chief executive officer of Move, "Her dynamic leadership mixed with her strong financial philosophy will be a tremendous asset to Move's management team."

During her tenure at MyLife.com, Glaser led the finance and business operations teams to achieve a significant growth in revenue and to help bring the company to profitability. At Yahoo!, Glaser was the senior vice president of finance responsible for the company's business unit operational finance teams and the Corporate Forecasting, Planning and Analysis group. At The Walt Disney Company, Glaser held finance and operations roles in many divisions of the company, including roles at Walt Disney Studios, Corporate Operations Planning group and in Disney Consumer Products. While in Consumer Products, in addition to finance and planning roles, she focused on technology strategy and implementation, acquisition integration and global business optimization. Glaser also serves on the board of directors for Sport Chalet, Inc.

"Move has assembled a unique and valuable set of assets that are unequalled in the industry," said Glaser. "I am extremely excited and proud to be joining the fantastic management team that Steve has assembled at Move and working together to drive growth in revenue and enterprise value."

Glaser holds a master's degree in finance and strategic planning from the University of Southern California and bachelor's degree in organizational behavior and psychology from University of California at Berkeley.

Glaser succeeds Robert J. Krolik, who left Move earlier this year.

ABOUT MOVE, INC.
Move, Inc. (NASDAQ: MOVE) is the leader in online real estate with 20.6 million visitors (1) to its online network of websites within the Realtor.com Real Estate Network. Move, Inc. operates: Move.com, a leading destination for information on new homes and rental listings, moving, home and garden and home finance; REALTOR.com®, the official website of the National Association of REALTORS®; Moving.com; SeniorHousingNet; ListHub; and TOP PRODUCER Systems. Move, Inc. is based in Campbell, California.

This press release may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

(1) comScore Media Metrix, Key Measures Report, November 2011

CONTACT: Todd Friedman, +1-415-217-7722, todd@blueshirtgroup.com, or Stacie Bosinoff, +1-415-217-7722, Stacie@blueshirtgroup.com, both of The Blueshirt Group, for Move, Inc., Jennifer DuBois, +1-805-557-3087, jennifer.dubois@move.com